UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2005

Aquila, Inc.
(Exact name of registrant as specified in charter)

Delaware	1-03562	44-0541877
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification
incorporation)		No.)
20 West 9th, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code:                          (816) 421-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[     ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[     ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

        Aquila, Inc. ("Aquila") today commenced an offer to exchange up to 13,800,000 of its mandatorily convertible senior notes (the "Securities") for additional shares of Aquila common stock to reduce overall debt and interest expense, as well as provide additional financial flexibility. Holders of the Securities will receive a premium, payable in shares of Aquila common stock, for each Security validly tendered and accepted by Aquila for early conversion, in addition to 8.0386 shares of Aquila common stock per Security that holders would receive upon early conversion pursuant to the existing terms and conditions of the Securities relating to optional conversions. The exact number of shares of Aquila common stock to be issued as the conversion premium will be fixed after the close of business on July 1, 2005, in accordance with a formula described in the premium offer prospectus incorporated in the registration statement filed by Aquila today with the Securities and Exchange Commission ("SEC") (not to exceed 9.8039 shares per Security).

        The exchange offer will expire at 5 p.m., New York City time on July 6, 2005, unless extended or terminated by Aquila. Securities tendered by holders may be withdrawn at any time prior to the expiration date. The terms and conditions of the exchange offer are more fully described in the exchange offer documents filed with the SEC dated June 2, 2005.

        A copy of the press release announcing the exchange offer is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein.

Item 9.01. Financial Statements and Exhibits.

      (c) Exhibits

        99.1 – Copy of press release dated June 2, 2005, publicly reporting the matters discussed herein, filed pursuant to Item 8.01.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aquila, Inc.

By:	/s/ Rick J. Dobson
Rick J. Dobson Senior Vice President and Chief Financial Officer Date: June 2, 2005